UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 15, 2008
                           ---------------------------
                Date of Report (Date of earliest event reported)

                           ELITE PHARMACEUTICALS, INC.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    001-15697                  22-3542636
         ------------              -------------            -------------------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)             Identification No.)



                 165 Ludlow Avenue, Northvale, New Jersey 07647
         ---------------------------------------------------------------
                    (Address of principal executive offices)


                                 (201) 750-2646
                              ---------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02         UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         On September 15, 2008 (the "CLOSING DATE"), Registrant sold in a private placement through ROTH Capital Partners, LLC and Boenning & Scattergood, Inc., the co-placement agents (the "PLACEMENT AGENTS"), 1,727 shares of its Series D 8% Convertible Preferred Stock, par value US$0.01 per share (the "SERIES D PREFERRED STOCK"), at a price of US$1,000 per share, each share convertible (at US$0.20 per share) into 5,000 shares of its Common Stock, par value US$0.01 per share (the "COMMON STOCK"), or an aggregate of 8,635,000 shares of Common Stock. The Series D Preferred Stock is senior as to dividends, liquidation and redemption to Registrant's Series C Preferred Stock (as defined below), Series B Preferred Stock (as defined below) and Common Stock. Purchasers of the Series D Preferred Stock (the "INVESTORS") also acquired warrants to purchase shares of Common Stock (the "SERIES D WARRANTs"), exercisable on or prior to September 15, 2013. The Series D Warrants represent the right to purchase an aggregate of 17,270,000 shares of Common Stock at an exercise price of US$0.25 per share. If at any time Registrant issues Common Stock or securities convertible or exercisable for Common Stock at a price below the exercise price, then the exercise price of the Series D Warrants shall be reduced to the price at which such new shares of Common Stock or securities convertible or exercisable in to Common Stock were issued, other than in the case of Exempt Issuances (as defined in the Series D Preferred Certificate (as defined below)). If at any time after the earlier of (i) the one-year anniversary of the Closing Date and (ii) the completion of the then-applicable holding period required under Rule 144, or any successor rule or regulation then in effect, there is no effective registration statement registering, or no current prospectus available for the resale of, the Common Stock underlying the Series D Warrants, the Series D Warrants may be exercised by means of "cashless exercise"; PROVIDED, HOWEVER, that all shares of Common Stock underlying such Series D Warrants that are registered pursuant to an effective registration statement or eligible for resale pursuant to a current prospectus, if any, must be exercised by such Investor for cash prior to any exercise of such Series D Warrants by means of "cashless exercise" as described in this sentence.

         Investors who (i) held shares of Series B Preferred Stock, par value US$0.01 per share, of Registrant (the "SERIES B PREFERRED STOCK"), and/or Series C Preferred Stock, par value US$0.01 per share, of Registrant (the "SERIES C PREFERRED STOCK," and together with the Series B Preferred Stock, the "EXISTING PREFERRED STOCK," and collectively with the Series D Preferred Stock, the "PREFERRED STOCK"), and (ii) purchased shares of Series D Preferred Stock with an aggregate stated value of at least the lesser of (x) US$400,000 and (y) 20% of the aggregate stated value of the shares of Series B Preferred Stock and/or Series C Preferred Stock then held by such Investor (such Investor described in clauses (i) and (ii) collectively, a "QUALIFYING INVESTOR"), exchanged (a) 11,787 shares of Existing Preferred Stock for 11,787 shares of Series D Preferred Stock, and (b) warrants to purchase an aggregate of 2,217,357 shares of Common Stock issued to such Qualifying Investors in connection with the purchase of such exchanged Existing Preferred Stock (such warrants, the "ORIGINAL WARRANTS") for replacement warrants to purchase an aggregate of 2,217,357shares of Common Stock (the "EXCHANGE WARRANTS," and together with the Series D Warrants, the "WARRANTS") exercisable on or prior to September 15, 2013 with an exercise price of US$0.25 per share. The Exchange Warrants have identical terms as the Series D Warrants.

         The private placement of the Series D Preferred Stock and the Series D Warrants and the exchange of the Existing Preferred Stock and Original Warrants for the Series D Preferred Stock and Exchange Warrants was made pursuant to a Securities Purchase Agreement, dated as of September 15, 2008 (the "PURCHASE AGREEMENT"), between Registrant and the Investors. For so long as the Series D Preferred Stock is outstanding, if at any time Registrant issues Common Stock or securities convertible or exercisable for Common Stock, the holders of the


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Series D Preferred Stock will have preemptive  rights to purchase their PRO RATA share of the Common Stock or securities convertible or exercisable for Common Stock on the same terms, conditions and price provided for in such issuance; provided, that this right is subject to exceptions as set forth in the Purchase Agreement. Registrant agrees to obtain approval from the shareholders of Registrant with respect to the transactions contemplated by the Purchase Agreement and documents related thereto, including the issuance of all of the shares of Common Stock underlying the Series D Preferred Stock and warrants in excess of 19.99% of the issued and outstanding Common Stock of Registrant on September 15, 2008.

         The gross proceeds of the private placement were US$1,727,000 before payment of approximately US$112,255 in commissions to the Placement Agents and selected dealers. In addition, Registrant agreed to reimburse the Placement Agents for all documented out-of-pocket expenses incurred by the Placement Agents in connection with the private placement, including reasonable fees and expenses of its counsel, which Registrant and Placement Agent agreed to limited to US$30,000. Pursuant to the placement agent agreement, Registrant issued to the Placement Agent and its designees warrants to purchase 345,000 shares of Common Stock. Such warrants are at an exercise price of US$0.25 per share, exercisable on or prior to September 15, 2013. In addition, Registrant agreed to reimburse the lead investor a non-accountable sum of US$40,000 for its legal fees and expenses, US$20,000 of which was paid prior to the closing of the private placement pursuant to the Purchase Agreement.

         Pursuant to the Purchase Agreement, holders of the Series D Preferred Stock and the Warrants are provided piggyback registration rights at Registrant's expense; PROVIDED, HOWEVER, that such holders will not be entitled to such piggyback registration rights with respect to the registration of shares of Common Stock issuable upon exercise of the Series D Warrants and/or Exchange Warrants.

         Each of the Investors has represented that such purchaser is an "accredited investor" and has agreed that the securities issued in the private placement are to bear a restrictive legend against resale without registration under the Securities Act of 1933, as amended (the "ACT"). The Series D Preferred Stock and Warrants were sold by Registrant pursuant to the exemption from registration afforded by Section 4(2) of the Act and Regulation D thereunder.

         See Item 5.03 for the filing by Registrant of the Certificate of Designation, Preferences and Rights of the Series D Preferred Stock which provides among other things for preferential rights of the Series D Preferred Stock as to dividends and liquidation over those of the Existing Preferred Stock and Common Stock and the prohibition of the payment of dividends on the Common Stock without the consent of the holders of at least 50.1% of the then-outstanding shares of Series D Preferred Stock.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

         On September 15, 2008, pursuant to the authority of its Board of Directors, Registrant filed with the Secretary of State of the State of Delaware the Certificate of Designation of Preferences, Rights and Limitations of Series D 8% Convertible Preferred Stock (the "SERIES D PREFERRED CERTIFICATE").

         The Series D Preferred Stock are to accrue dividends at the rate of 8% per annum on their stated value of US$1,000 per share (the "STATED VALUE") (increasing to 15% per annum after September 15, 2011) payable quarterly on January 1, April 1, July 1 and October 1, and payable in cash or shares of Common Stock, which will be valued solely for such purpose at 95% of the average of the VWAP (as defined in the Series D Preferred


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Certificate) for the 20 consecutive  trading days ending on the trading day that is immediately prior to the dividend payment date, in accordance with the terms of the Series D Preferred Certificate. Any dividends, whether paid in cash or shares of Common Stock, that are not paid within 5 trading days, following a dividend payment date, shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the dividend payment date through and including the date of payment). No payment or dividends may be payable on Common Stock, Existing Preferred Stock or any other capital stock ranked junior to the Series D Preferred Stock prior to the satisfaction of the dividend obligation on the Series D Preferred Stock.

         Each share of Series D Preferred Stock will be entitled to a preference equal to the per share purchase price (US$1,000 subject to adjustment) plus any accrued but unpaid dividends thereon and any other fees or liquidated damages owing thereon upon the liquidation, dissolution or winding-up of Registrant, whether voluntary or involuntary (a "LIQUIDATION"), which preference ranks senior to with the Existing Preferred Stock and senior to any other capital stock ranked junior to the Series D Preferred Stock. A Fundamental Transaction (as defined in the Series D Preferred Certificate) or Change of Control Transaction (as defined in the Series D Preferred Certificate) will not be deemed a Liquidation under the Series D Preferred Certificate.

         The holders of Series D Preferred Stock will not have any voting rights except as specifically provided in the Series D Preferred Certificate or as required by law. However, as long as any shares of Series D Preferred Stock are outstanding, Registrant will not without the prior affirmative vote of holders of at least 50% of the then-outstanding shares of the Series D Preferred Stock and Existing Preferred Stock, voting together as a single class, which such affirmative vote will include Midsummer Investments, Ltd. (together with its affiliates, "MIDSUMMER") and Bushido Capital Master Fund LP (together with its affiliates, "BUSHIDO") (so long as Midsummer and Bushido, as the case may be, holds in excess of US$2,000,000, in the aggregate, of the then-outstanding shares of all series of Preferred Stock), (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or any Existing Preferred Stock or alter or amend the Series D Preferred Certificate, the Amended Series B Preferred Certificate (as defined below), or the Amended Series C Preferred Certificate (as defined below); (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise PARI PASSU with the Series D Preferred Stock or any Existing Preferred Stock; (iii) amend its certificate of incorporation, bylaws or other charter documents in any manner that adversely affects any rights of the holders of the Series D Preferred Stock or any Existing Preferred Stock; (iv) increase the authorized number of shares of the Series D Preferred Stock or any Existing Preferred Stock; (v) other than Permitted Indebtedness (as defined in the Series D Preferred Certificate) until September 15, 2011, incur any indebtedness for borrowed money of any kind; (vi) other than Permitted Liens (as defined in the Series D Preferred Certificate) until September 15, 2011, incur any liens of any kind; (vii) repay or repurchase other than more than a DE MINIMIS number of shares of Common Stock or securities convertible or exchangeable into Common Stock, other than as permitted by the Series D Preferred Certificate; (viii) pay cash dividends or distributions on any securities of Registrant junior to the Series D Preferred Stock; or (ix) enter into any agreement or understanding with respect to the foregoing.
Notwithstanding the above, Registrant may issue any security issued in connection with a Strategic Transaction (as defined in the Series D Preferred Certificate) that ranks as to dividends, redemption or distribution of assets upon a Liquidation PARI PASSU with or junior to the Preferred Stock without the prior affirmative vote of holders of at least 50.1% of the then-outstanding shares of Series D Preferred Stock and Existing Preferred Stock, voting together as a single class.

         Each share of Series D Preferred Stock is initially convertible into 5,000 shares of Common Stock. The conversion price for the Series D Preferred Stock is equal to US$0.20, subject to adjustment for certain events, including dividends, stock splits, combinations and the sale of Common Stock or securities convertible into or exercisable for Common Stock at a price less than the then-applicable conversion price. If at any time Registrant issues Common Stock or securities convertible or exercisable for Common Stock at a price less than the applicable conversion price, the applicable conversion price shall be reduced to the price at which such new shares of Common Stock or securities convertible or exercisable into Common Stock , other than in the case of any Exempt Issuance (as defined in the Series D Preferred Certificate). If Registrant does not meet its share delivery requirements set forth in the Series D Preferred Certificate, the holders of Series D Preferred Stock shall be entitled to (i) liquidated damages, payable in cash; and (ii) cash equal to the amount by which the cost of the shares of Common Stock such holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) for delivery in satisfaction of a sale by such holder of the shares of Common Stock issuable upon conversion of such holder's Series D Preferred Stock which such holder was entitled to receive upon the conversion at issue exceeds the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed.

         Registrant may force conversion of the Series D Preferred Stock in the event the Registrant provides written notice to the holders of the Series D Preferred Stock that: (i) the VWAP of the Common Stock during the Threshold Period (as defined in the Series D Preferred Certificate) averaged above US$1.00 (subject to adjustment) and the average volume for the trading days during such Threshold Period exceeded 250,000 shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like); (ii) that the VWAP of the Common Stock during the Threshold Period averaged above US$1.25 (subject to adjustment) and the average volume for the trading days during such Threshold Period exceeded 200,000 shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like); (c) that the VWAP of the Common Stock during the Threshold Period averaged above US$1.50 (subject to adjustment) and the average volume for the trading days during such Threshold Period exceeded 150,000 shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like); or (d) that the VWAP of the Common Stock during the Threshold Period averaged above US$1.75 (subject to adjustment) and the average volume for the trading days during such Threshold Period exceeded 100,000 shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like); provided that such period occurs after the Common Stock underlying the Series D Preferred Stock may be traded pursuant to Rule 144 promulgated under the Securities Act without restriction (other than as a result of an Investor's status as an "affiliate" (as such term is defined in Rule 405 promulgated under the Securities Act)) and obtaining any requisite shareholder approval required for the Offering.

         Upon the occurrence of certain Triggering Events (as defined in the Series D Preferred Certificate), each holder of Series D Preferred Stock shall have the right, exercisable at the sole option of such holder, to require Registrant to redeem each share of such holder's Series D Preferred Stock for cash in an amount equal to the sum of (a)(i) as to Cash Redemption Triggering Event (as defined in the Series D Preferred Certificate), the greater of (A) 130% of the Stated Value and (B) the product of (y) the VWAP on the trading day immediately preceding the date of the Triggering Event and (z) the Stated Value divided by the then-conversion price and, (ii) as to Non-Cash Redemption Triggering Events (as defined in the Series D Preferred Certificate), 130% of the Stated Value, (b) all accrued but unpaid dividends thereon and (c) all liquidated damages and other costs, expenses or amounts due in respect of the Series D Preferred Stock. (the "TRIGGERING REDEMPTION AMOUNT"). Upon certain Triggering Events, each holder of Series D Preferred Stock shall have the right, exercisable at the sole option of


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such  holder,  to  require  the  Registrant  to  redeem  each  share of Series D
Preferred Stock for shares of Common Stock equal to the number of shares of Common Stock equal to the Triggering Redemption Amount divided by 85% of the average of the VWAP for the 10 consecutive trading days immediately prior to the date of the redemption. If at any time the Commission, the Registrant's auditors, American Stock Exchange (or similar trading exchange) or any other governmental or regulatory authority having jurisdiction over the Registrant determines that a Triggering Event for which a holder shall be entitled to a cash redemption constitutes a condition for redemption which is not solely within the control of the Registrant (as set forth in Item 28 of Rule 5-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended), or that as a result of any such Triggering Event, the Series D Preferred Stock shall not be included in the Registrant's balance sheet under the heading "stockholder equity", then the holders of Series D Preferred Stock shall not be entitled to receive a cash payment, but instead shall be entitled to receive shares of Common Stock.

         Registrant may redeem all of the Series D Preferred Stock outstanding, at any time, for a redemption price, payable in cash, for each share of Series D Preferred Stock, equal to (i) from the Closing Date to September 15, 2011, 115% of the Stated Value and (ii) on or after September 15, 2011, 100% of the Stated Value, plus in each case, all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Series D Preferred Stock.

         Pursuant to the Amended Certificate of Designations of Preferences, Rights and Limitations of the Series B 8% Convertible Preferred Stock (the "SERIES B CERTIFICATE"), filed with the Secretary of State of the State of Delaware on April 24, 2007 and the Amended Certificate of Designation of Preferences, Rights and Limitations of the Series C 8% Convertible Preferred Stock (the "SERIES C CERTIFICATE"), filed with the Secretary of State of the State of Delaware on April 24, 2007, so long as shares of the Existing Preferred Stock are outstanding, Registrant will not, without the affirmative vote of the holders of at least 70% of the then-outstanding Existing Preferred Stock, (i) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation PARI PASSU with the Existing Preferred Stock; (ii) alter or change adversely the powers, preferences or rights given to the Existing Preferred Stock or to alter or amend the Series B Certificate or Series C Certificate; (iii) alter Registrant's certificate of incorporation or other charter documents in any manner that adversely affects the rights of the holders of the Existing Preferred Stock; or (iv) enter into any agreement or understanding with respect to the foregoing. Registrant sought and obtained the consent of 70% of the holders of its Existing Preferred Stock, as a condition to the sale of the Series D Preferred Stock, to modify the Series B Certificate and Series C Certificate and to the creation of the Series D Preferred Stock.

         The holders of at least 70% of the Series B Preferred Stock and Series C Preferred Stock, voting as one class, consented to amending the Series B Certificate and Series C Certificate to: (i) extend the date upon which the cumulative dividend rate increases from 8% to 15% from to April 24, 2009 to September 15, 2011, so as to be in line with the Series D Preferred Stock pursuant to the Series D Preferred Certificate; (ii) to the extent that the forced conversion price of the Existing Preferred Stock exceeds the then-applicable conversion price of the Existing Preferred Stock, change the price at which Registrant may force a conversion of the Existing Preferred Stock to be consistent with the terms for forced conversion of the Series D Preferred Stock pursuant to the Series D Preferred Certificate; (iii) change the price at which the Existing Preferred Stock may be redeemed pursuant to an optional redemption to be consistent with the terms for an optional redemption of the Series D Preferred Stock pursuant to the Series D Preferred Certificate; (iv) change the weighted average anti-dilution protection of the Existing Preferred Stock from narrow-based anti-dilution protection to broad-based anti-dilution protection; (v) delete of the automatic redemption of the Existing Preferred Stock upon the occurrence of certain Triggering Events (as such term is defined in the Series B Certificate and the Series C Certificate); (vi) decrease the


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affirmative  vote of the  holders  of the  then-outstanding  shares of  Existing
Preferred Stock, voting as a single class, required to take certain actions delineated in Section 4 (Voting Rights) of each of the Series B Certificate and the Series C Certificate from 70% to 50% of the then-outstanding Series D Preferred Stock and Existing Preferred Stock; and (vii) decrease the affirmative written consent of the holders of the then-outstanding shares of Existing Preferred Stock, voting as a single class, required to take certain actions delineated in Section 10 (Negative Covenants) of each of the Series B Certificate and the Series C Certificate from 70% to 50% of the then-outstanding Series D Preferred Stock and Existing Preferred Stock.

         The holders of at least 70% of the Series B Preferred Stock and Series C Preferred Stock, voting as one class consented to (i) the filing of the Amended Certificate of Designations of the Series B 8% Convertible Preferred Stock (the "AMENDED SERIES B PREFERRED CERTIFICATE") with the Secretary of State of the State of Delaware, (ii) the filing of the Amended Certificate of Designations of the Series C 8% Convertible Preferred Stock (the "AMENDED SERIES C PREFERRED CERTIFICATE") with the Secretary of State of the State of Delaware,
(iii) the exchange of the Existing Preferred Stock for Series D Preferred Stock (as described above), (iv) the exchange of the Original Warrants for the Exchange Warrants (as described above), (v) the waiver of the anti-dilution protection provisions of the holders Existing Preferred Stock pursuant to the Amended Series B Preferred Certificate and Amended Series C Preferred
Certificate with respect to the exchange of the Existing Preferred Stock for Series D Preferred Stock and Original Warrants for Exchange Warrants, (vi) the authorization, creation, offering and issuance of the Series D Preferred Stock and (vii) Registrant's sale of the Series D Preferred Stock and Series D Warrants in the private placement and performing its obligations under the Purchase Agreement and the transactions contemplated thereby.

         On September 15, 2008, pursuant to the authority of its Board of Directors, Registrant filed with the Secretary of State of the State of Delaware the Amended Series B Preferred Certificate and the Amended Series C Preferred Certificate.

ITEM 8.01         OTHER EVENTS

         In addition to the Risk Factors set forth in Registrant's Annual Report on Form 10-K for the year ended March 31, 2008 and in Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, stockholder and potential investors should consider the following in evaluating an investment in Registrant and in analyzing Registrant's forward-looking statements:

IF REGISTRANT IS UNABLE TO OBTAIN ADDITIONAL FINANCING NEEDED FOR THE EXPENDITURES FOR THE DEVELOPMENT AND COMMERCIALIZATION OF REGISTRANT'S DRUG PRODUCTS, IT WOULD IMPAIR REGISTRANT'S ABILITY TO CONTINUE TO MEET ITS BUSINESS OBJECTIVES.

         After giving effect to the private placement, Registrant anticipates that based upon its current budget (which is subject to change), it has enough capital to carry on its business as currently conducted until the last calendar quarter of 2008; however, the Company anticipates implementing cost cutting measures which will permit it to carry on its business through first quarter of 2009. No representation can be made that Registrant will be able to implement such cost cutting measures effectively.

         In addition, Registrant will require additional financing to ensure that Registrant will be able to meet the expenditures to develop and commercialize its products for which Registrant has no current arrangements. Registrant intends to seek additional funds through the sale of additional debt or equity. No representation can be made that Registrant will be able to obtain additional financing or, if obtained, that it will be on favorable terms, or at all. No assurance can be given that any offering if undertaken will be successfully concluded or that, if concluded, the proceeds will be material. Registrant's inability to obtain additional financing when needed would impair its ability to continue its business.

         If any future financing involves the further sale of Registrant's securities, Registrant's then-existing stockholders' equity could be substantially diluted. On the other hand, if Registrant incurred debt, Registrant would be subject to risks associated with indebtedness, including the risk that interest rates might fluctuate and cash flow would be insufficient to pay principal and interest on such indebtedness.

         On September 16, 2008, Registrant issued a press release announcing its completion of the private placement on September 15, 2008. A copy of such press release is attached hereto as Exhibit 99.1

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

         a) Not applicable.

         b) Not applicable.

         c) Not applicable.

         d) Exhibits.

            Exhibit 3.1 Amended Certificate of Designations of the Series B 8% Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware

            Exhibit 3.2 Amended Certificate of Designations of the Series C 8% Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware

            Exhibit 3.3 Certificate of Designations of Preferences, Rights and Limitations of Series D 8% Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware

            Exhibit 4.1       Form of Series D Preferred Stock Certificate

            Exhibit 4.2       Form of Warrant

            Exhibit 4.3       Form of Warrant issued to Placement Agent

            Exhibit 10.1      Form of Securities Purchase Agreement

            Exhibit 10.3 Form of Placement Agent Agreement, between dated as of July 30, 2008, between ROTH Capital Partners, LLC, Boenning & Scattergood, Inc. and Registrant.

            99.1              Press Release dated September 16, 2008

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ELITE PHARMACEUTICALS, INC.


Date: September 16, 2008                 By: /S/ BERNARD J. BERK
                                             -------------------------------
                                                 Bernard J. Berk
                                                 Chief Executive Officer